UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Amended

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Act of 1934

November 26, 2014
(Date of Original Report)

AMERICATOWNE Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

000-55206
(COMMISSION FILE NO.)

46-5488722
(IRS EMPLOYEE IDENTIFICATION NO.)

353 E. Six Forks Road, Suite 270, Raleigh, North Carolina 27609
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(888) 406 2713
(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 25, 2014, AmericaTowne, Inc., a Delaware corporation (the "Company") entered into an Employment, Lock-Up and Options Agreement with Mabiala T. Phuati to serve as the Company's Vice President Worldwide Operations effective retroactively to November 15, 2014. The term of the agreement is one year with an option held by the Company to extend employment for another year. The Company has agreed to issue 477,198 shares of common stock to Mr. Phuati in consideration of his services during the term, and to the extent the Company has sufficient cash flow and capital, the Company may elect to include money compensation to Mr. Phuati for his services.

In addition to restrictions under the 1933 Securities Act, Mr. Phuati has agreed to specific lock-up provisions. He has agreed not to dispose or convey greater than ten-percent (10%) of the shares between the first day after the first year after issuance and the conclusion of the second year after issuance, and he shall not dispose or convey greater than twenty percent (20%) of the shares between the conclusion of the first year up to and after the first day of the third year after issuance. These lock-up periods terminate immediately prior to the consummation of the first firm commitment underwritten public offering to an effective registration statement on Form S-1 (or its then equivalent) under the 1933 Securities Act, pursuant to which the aggregate price paid for the public to purchase of stock is at least $10.00, or on the third anniversary of the date of the agreement, whichever occurs first.

The Company entered into a similar agreement on November 21, 2014 with Alton Perkins to serve as the Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer and Secretary. The term of Mr. Perkins' agreement is five years with the Company retaining an option to extend in one-year periods. In consideration for Mr. Perkins' services, the Company has agreed to issue to his designee, the Alton & Xiang Mei Lin Perkins Family Trust, 5,100,367 shares of common stock. The Company may elect in the future to include money compensation to Mr. Perkins or his designee for his services provided there is sufficient cash flow.

In addition to restrictions under the 1933 Securities Act, Mr. Perkins has agreed to specific lock-up provisions. He has agreed not to dispose of or convey greater than five-percent (5%) of the shares and or any shares under his control for his personal benefit between the first day after the first year after issuance and the conclusion of the second year after issuance. He has agreed not to dispose or convey greater than fifteen percent (15%) of the shares and or any shares under his control for his personal benefit between the conclusion of the first year up to and after the first day of the third year after issuance, and not to dispose of or convey greater than twenty percent (20%) of the shares and or any shares under his control for his personal benefit between the conclusion of the first year up to and after the first day of the fourth year after issuance. Subject to restrictions as an insider under the 1933 Securities Act, the lock-up provisions set forth herein shall terminate immediately prior to the consummation of the first firm commitment underwritten public offering to an effective registration statement on Form S-1 (or its then equivalent) under the 1933 Securities Act, pursuant to which the aggregate price paid for the public to purchase of stock is at least $10.00, or on the fifth anniversary of the date of the agreement, whichever occurs first.

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

In light of the agreements set forth in Item 1.01, the Company has issued 22,193,624 shares of restricted common stock.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date of this filing, there were shares of common stock issued and outstanding. The following table sets forth certain information regarding the beneficial ownership of the outstanding shares as of the date of this filing. Except as otherwise indicated, each such person has investment and voting power with respect to such shares, subject to community property laws where applicable.

(1) The above table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable. Unless otherwise indicated, beneficial ownership is determined in accordance with the Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and includes voting or investment power with respect to the shares beneficially owned.

(2) Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer and Secretary.

(3) Mr. Perkins is the majority shareholder of Yilaime, which is the holder of 13,000,000 shares of issued and outstanding shares of common stock in the Company, and is a controlling shareholder, officer and director in Yilaime NC, which is the holder of 3,616,059 shares of common stock in the Company following performance under a previously disclosed Stock Exchange Agreement. Mr. Perkins is also a trustee and beneficiary under the Alton & Xiang Mei Lin Perkins Family Trust, which is the holder of 5,100,367 shares of common stock in the Company following the issuance as compensation under the Employment, Lock-Up and Options Agreement.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2014

AMERICATOWNE, INC.

/s/ Alton Perkins
Alton Perkins
President